UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 19, 2006

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 18, 2006, Hormel Foods Corporation’s (the “Company’s”) Board of Directors elected Jody H. Feragen, age 50, to succeed Michael J. McCoy as chief financial officer of the corporation, effective January 1, 2007.  Mr. McCoy is retiring as chief financial officer on December 31, 2006, but will continue to serve on the Board of Directors through January 1, 2008.

Ms. Feragen began her career with the Company in 2000 as Treasurer and was named vice president in 2001.  Prior to these positions, Ms. Feragen served as Assistant Treasurer for National Computer Systems in Eden Prairie, Minnesota.

Ms. Feragen has no family relationships with any member of the Board or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company.  Ms. Feragen and the Company have not entered into any employment agreement in connection with her election as chief financial officer.

A press release announcing the election is attached hereto as Exhibit 99.1.

On September 19, 2006, the Company also issued a press release announcing the election of the following three new members to its Board of Directors.  These members were nominated to fill the seats created by the retirements of current Board members Dr. Robert R. Waller and Dr. John W. Allen and the concurrent vote to increase the Board from 13 to 14 members.

Elsa A. Murano, Ph.D., age 47, is Vice Chancellor of Agriculture, Dean of the College of Agriculture and Life Sciences, and Director of the Texas Agricultural Experiment Station, Texas A&M University.  Robert C. Nakasone, age 58, is principal in NAK Enterprises, LLC, an equity capital, consulting and advisory firm.  Mr. Nakasone is a member of the board of directors of Staples, Inc., Farmington, MA and E-Funds, Inc., Scottsdale, AZ.  Hugh C. Smith, M.D., age 66, is a professor of medicine at the Mayo Clinic College of Medicine and a consultant in the cardiovascular division at Mayo Clinic.

Ms. Murano will join the Audit Committee, Pension Investment Committee and Contingency Committee.  Mr. Nakasone will join the Audit Committee, Pension Investment Committee and Contingency Committee.  Mr. Smith will join the Governance Committee, Pension Investment Committee, and Contingency Committee.

None of the elected members are party to any transaction with the Company or any subsidiary of the Company, and the Company has not entered into arrangements in connection with their elections to the Board of Directors.

The press release announcing these elections is attached hereto as Exhibit 99.2.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits pursuant to Item 5.02

99.1         Press release, dated September 19, 2006, announcing the election of Jody H. Feragen as chief financial officer

99.2         Press release, dated September 19, 2006, announcing the election of three new members to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	September 19, 2006	By	/s/ M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	September 19, 2006	By	/s/ J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller